UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer of incorporation)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 22, 2014. The total shares outstanding on the record date, March 26, 2014, were 23,621,908. The total shares represented at the meeting in person or by proxy were 22,448,489. The following matters were voted upon:

(1)    To elect a Board of eight Directors:

	For	Withheld	Broker Non-Votes
Edward W. Rose, III	20,086,580	1,238,293	1,123,616
Leigh J. Abrams	20,715,619	609,254	1,123,616
James F. Gero	20,087,008	1,237,865	1,123,616
Frederick B. Hegi, Jr.	19,751,261	1,573,612	1,123,616
David A. Reed	20,145,415	1,179,458	1,123,616
John B. Lowe, Jr.	18,853,737	2,471,136	1,123,616
Jason D. Lippert	20,798,139	526,734	1,123,616
Brendan J. Deely	20,546,945	777,928	1,123,616

(2)	To approve an amendment to the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated:

For	Against	Abstain	Broker Non-Votes
14,183,507	5,854,476	1,286,890	1,123,616

(3)	To approve, in advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
16,869,645	3,150,943	1,304,285	1,123,616

(4)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
21,846,689	517,169	84,631	—

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Joseph S. Giordano III Joseph S. Giordano III Chief Financial Officer and Treasurer

Dated: May 23, 2014

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